SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2013

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 17, 2013, Vectren Corporation entered into a Severance Agreement (the “Severance Agreement”) with John Bohls, President of Vectren Energy Marketing. The Severance Agreement will become effective on the eighth day after Mr. Bohls executed the Severance Agreement.

As a result of sale in December, 2011 of Vectren Source, a natural gas marketing business, and the recent disposition of the certain assets of ProLiance Energy, LLC, the natural gas marketing operation of ProLiance Holdings, LLC, which is 61% owned by an affiliate of Vectren, Mr. Bohls' employment with Vectren terminated without cause on July 15, 2013. Vectren does not anticipate hiring anyone to replace Mr. Bohls given those business transactions.

The Severance Agreement provides that Mr. Bohls will receive certain severance benefits, most of which are provided for in the Vectren Corporation Severance Plan for Executive Officers (the “Severance Plan”). The Severance Agreement also contains certain releases, waivers and non-competition provisions as well as reaffirmations of restrictive covenants contained in the Severance Plan.

Vectren also entered into a Consulting Agreement dated July 17, 2013 with Mr. Bohls (the “Consulting Agreement”) pursuant to which Mr. Bohls agreed to provide certain consulting services to Vectren upon Vectren's request for an agreed-upon hourly charge.

Copies of the Severance Agreement and the Consulting Agreement are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Exhibits

(d) Exhibits
 The exhibits listed below are filed herewith.

Exhibit Number	Description
10.1	Severance Agreement dated July 17, 2013 between Vectren Corporation and John Bohls
10.2	Consulting Agreement dated July 17, 2013 between Vectren Corporation and John Bohls

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
July 18, 2013

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller & Assistant Treasurer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 5.02:

Exhibit Number	Description
10.1	Severance Agreement dated July 17, 2013 between Vectren Corporation and John Bohls
10.2	Consulting Agreement dated July 17, 2013 between Vectren Corporation and John Bohls